                          UAM FUND DISTRIBUTORS, INC.
                              211 Congress Street
                         Boston, Massachusetts  02110

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                           SELLING DEALER AGREEMENT
            UAM FUNDS, INC., UAM FUNDS, INC. II AND UAM FUNDS TRUST
                     (Institutional Service Class Shares)

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Dealer:

Gentlemen:

     We invite you, as a selected dealer, to participate as principal in the distribution of the Institutional Service Class Shares (the "Shares") of the Portfolios of UAM Funds, Inc. and of UAM Funds Trust (each Portfolio is referred to herein as the "Fund") with respect to which we have been retained to act as exclusive national distributor and which are offered for sale pursuant to currently effective federal Prospectuses describing such Shares.

OFFERING PRICE TO PUBLIC:
-------------------------

     Orders for Shares received from you and accepted by the Fund, will be at the public offering price applicable to each order as set forth in that Fund's Prospectus relating to such Shares. The manner of computing the net asset value of Shares, the public offering price and the effective time of orders received from you are described in the Prospectuses for the Shares. We reserve the right, at any time and without notice, to suspend the sale of Fund Shares.

SALES, ORDERS AND CONFIRMATIONS:
--------------------------------

     In offering Fund Shares to the public or otherwise, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representation concerning the Shares or any Fund except those contained in the relevant and current Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund Shares, you shall rely solely on such representations contained in the Prospectus and in such written supplemental information.

     All sales are made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund as provided in the relevant and current Prospectus. You agree to place orders for the same number of Shares sold by you at the price at which such Shares are sold. You agree that you will not purchase Shares except for investment or for the purpose of covering purchase orders already received and that you will not, as principal, sell Fund Shares unless purchased by you from the Fund under the terms hereof. You also agree that you will not withhold placing with us orders received from your customers so as to profit yourself from such withholding.

Each of your orders shall be confirmed by you in writing on the same day.

PAYMENT AND ISSUANCE OF CERTIFICATES:
-------------------------------------

     The Shares purchased by you hereunder shall be paid for in full at the public offering price, by check payable to the Fund, at its office, within three business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Shares will not be issued.

REDEMPTIONS:
------------

     The relevant Prospectus describes the provisions whereby a Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the relevant and current Prospectus, and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund. You shall not repurchase any Shares from your customers at a price below that next quoted by the Fund for redemption. You may hold such repurchased Shares for investment purposes or submit such Shares to the Fund for redemption.

DISTRIBUTION AND/OR SERVICE FEES:
---------------------------------

     We expect you to provide distribution and marketing services (the "Services") in the promotion of the sale of the Shares of such Fund and the retention of assets by such Fund and/or services and assistance to your customers who own Fund Shares, including but not limited to, answering routine inquiries regarding the Shares or a Fund or the status of a customer's account and providing information to customers relating to maintaining their investment in the Fund.

     12b-1 Plans:
     ------------

          For your Services in respect of Shares of any Fund that has a Distribution Plan under Rule 12b-1 (a "12b-1 Plan") of the Investment Company Act of 1940 (the "1940 Act"), you will receive a fee (the "12b-1 Fee"), as established by us and the Fund from time to time, pursuant to the provisions of the 12b-1 Plan of such Fund relating to such Shares, subject to the further provisions of this Agreement, the terms of the then current and applicable Prospectus relating to such Shares and the provisions of the relevant 12b-1 Plan. The 12b-1 Fee in respect of Shares of a particular Fund shall be based on the net asset value of such Shares held in the accounts of your customers, provided that such Shares so held have an aggregate net asset value of at least the minimum amount established by us from time to time. Such 12b-1 Fee shall consist of a distribution fee component, if any, and/or a service fee component, if any, the rates of which shall be as provided in the schedule of fees set forth in Appendix A attached hereto, as the same may be amended by a Fund or by us at any time and from time to time by notice thereof to you; provided, however, that in no event shall the rate of any such component be in excess of the current rates set forth in the then current and applicable Prospectus relating to such Shares and the provisions of the relevant 12b-1 Plan.

     We reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder, or any component of such payments, either with respect to one or more Funds or classes of Shares or generally with respect to the Funds and the Shares; and the payment of 12b-1 Fees hereunder shall be automatically suspended or terminated if and to the extent that payments under the relevant 12b-1 Plan are suspended or terminated, or automatically reduced if and to the extent that the corresponding rates of payments to be made under the relevant 12b-1 Plan are reduced. Any such action may be for any reason whatsoever or no reason at all; and you agree that you shall not be entitled to any payments for any period after the effective date of any such suspension or termination, nor shall you be entitled to any payments after the effective date of any such modification or reduction except as may be calculated pursuant to a modified or reduced schedule of fees substituted for the previously effective schedule.

     You understand and agree that we merely administer and forward payments pursuant to the 12b-1 Plans of the Funds and that we shall have no liability to you for such payments. Accordingly, you agree that anything to the contrary herein notwithstanding (i) we shall have no liability to you, and you shall have no recourse whatsoever against us or our assets, for any payment for which provision is made in this Agreement, and (ii) your sole recourse, if any, in respect of any such payment for which provision is made in this Agreement shall be against the respective Fund.

LEGAL COMPLIANCE:
----------------

     This Agreement and any transaction with, or payments to, you pursuant to the terms hereof is conditioned on each party's representation to the other party that, as of the date of this Agreement it is, and at all times during the effectiveness of this Agreement it will be, a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and qualified under applicable state securities laws in each jurisdiction in which the actions contemplated to be taken by it under this Agreement require it to be qualified to act as a broker-dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). Each party agrees to notify the other promptly in writing and immediately suspend sales of Shares if this representation ceases to be true. Each party also agrees that it will comply with the rules of the NASD including, in particular, Sections 2, 21(c) and 26 of Article III of its Rules of Fair Practice, as amended, and that each party will maintain adequate records with respect to its transactions with the other and the Funds.

BLUE SKY MATTERS:
-----------------

     We shall have no obligation or responsibility with respect to your right to sell Shares in any state or jurisdiction. We may furnish you with information identifying the states and jurisdictions where the Shares of a Fund are qualified for sale; and you will not transact orders for Shares except in such states and jurisdictions as identified by us.

LITERATURE:
-----------

     We will furnish you with copies of each Fund's relevant Prospectus and sales literature (if any) and other information made publicly available by us or the Fund which relate to the Fund or the Shares of such Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current and relevant Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Shares. We shall file Fund sales literature and promotional material with the NASD as required. You may not publish or use any sales literature or promotional materials with respect to the Shares, the Funds or any Fund without our prior review and written approval.

NOTICES AND COMMUNICATIONS:
---------------------------

     All communications from you (other than purchase and sale orders) should be addressed to us at 211 Congress Street, Boston, Massachusetts 02110, Attention:
Compliance Officer. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.

TERMINATION:
------------

     This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the termination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us.

AMENDMENT:
----------

     This Agreement may be amended or revised to modify, suspend or terminate payments hereunder as provided in the section above entitled "Distribution and/or Service Fees" or to amend Appendix A as provided in said section. This Agreement may be otherwise amended or revised at any time by us upon notice to you and you will be deemed to have accepted any such other amendment or revision upon placing any subsequent order for Shares.

GENERAL:
--------

     Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. Nothing contained herein shall constitute you, us and any dealers an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current and relevant version of the Prospectus of the particular Fund or Funds concerned and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto.

     This Agreement is to be construed in accordance with the laws of The Commonwealth of Massachusetts

     Please confirm this Agreement by dating and executing, by your duly authorized representative, one copy of this Agreement below and return it to us. Keep the enclosed duplicate copy for your records.

                                             UAM FUND DISTRIBUTORS, INC.

                                      BY:_____________________________________
                                              (Name of Officer and Title)

SELECTED DEALER AGREEMENT ACCEPTANCE
------------------------------------

UAM FUND DISTRIBUTORS, INC.

     The undersigned hereby confirms its acceptance of, and agreement to the terms of, the foregoing Selected Dealer Agreement and acknowledges that any purchase of Fund Shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund Shares and confirms that, in executing this Selected Dealer Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.

             INVESTMENT DEALER PLEASE SIGN HERE AND COMPLETE BELOW

                                        ________________________________________
                                          (Full Corporate Name of Broker-Dealer)


                                        By:_____________________________________
                                                     (Name of Officer and Title)


                                        ________________________________________
                                        (Broker-Dealer's Tax Identification No,)


                                        ________________________________________
                                          (Notice Address -- Please include name
                                                          of compliance contact)


                                        Date:___________________________________

                                                                    Revised 5/99

                                   APPENDIX A
                                SCHEDULE OF FEES

                                   12B-1 FEES

     A separate fee for each Fund will be determined quarterly based on the annual rates set forth below.

                                                            Distribution    Service
Name of Fund                                                  Component    Component
------------                                                -------------  ----------
DSI Disciplined Value Portfolio (IS)                                0.00%       0.25%
IRA Capital Preservation Portfolio (IS) *                           0.00%       0.25%
FMA Small Company Portfolio (IS)                                    0.15%       0.25%
MJI International Equity Portfolio (IS)                             0.00%       0.25%
NWQ Balanced Portfolio (IS)                                         0.15%       0.25%
NWQ Special Equity Portfolio (IS)                                   0.15%       0.25%
Sirach Bond Portfolio (IS)                                          0.00%       0.25%
Sirach Equity Portfolio (IS)                                        0.00%       0.25%
Sirach Growth Portfolio (IS)                                        0.00%       0.25%
Sirach Special Equity Portfolio (IS)                                0.00%       0.25%
TJ Core Equity Portfolio (IS)                                       0.00%       0.25%

*  This Portfolio has a redemption fee and is offered only to IRA accounts.

                          UAM FUND DISTRIBUTORS, INC.
                          ---------------------------


     UAM Fund Distributors, Inc., the distributor of the UAM Funds, Inc. and UAM Funds Trust (collectively, the "Funds"), is a member of the National Securities Clearing Corporation ("NSCC") Fund/Serv. Accordingly, transactions in shares of portfolios of the Funds may be processed through Fund/Serv. If you are interested in utilizing Fund/Serv, please provide the information requested below.

               Firm Name:   ____________________________________
               Address:     ____________________________________
                            ____________________________________
                            ____________________________________
               NSCC Dealer #:          _________________________
               NSCC Dealer Alpha Code: _________________________
               NSCC Clearing #:        _________________________
               Phone Number:           _________________________
               Fax Number:             _________________________
               Mutual Fund Contact:    _________________________


     UAM Fund Distributors, Inc. has also executed and filed with the NSCC the Investment Company Institute's ("ICI") Standard Networking Agreement. Provided your firm has also executed and filed such agreement, Networking may be utilized. If your firm wishes to utilize Networking, please complete the below acknowledgment. By completing this acknowledgment, you agree that your firm will participate in Networking under the terms of the ICI Standard Agreement.

                                 Acknowledgment

                       Firm: ____________________________



                       By: _____________________________
                       Name:
                       Title:
                       Date: